Exhibit 99.1

Intellinetics Grows 2024 Revenues 8.0% for Third Quarter of 2024

SaaS Revenue Increases 8.5% and

Professional Services Revenue Increases 11.5% with Strong Cash Flow

COLUMBUS, OH – November 13, 2024 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and nine months ended September 30, 2024.

2024 Third Quarter Financial Highlights

●	Total Revenue increased 8.0% over the same period in 2023; the growth in the third quarter was fully organic.
●	Software as a Service revenue increased 8.5% over the same period in 2023.

○	“IPAS” (IntelliCloud Payables Automation System) continued its commercialization; live reference accounts increased by 50% in the quarter and they are running smoothly. An additional three are scheduled to go live in Q4 2024.
○	Management believes IPAS will be the primary driver of our SAAS growth going forward.

●	Professional services revenue increased 11.5% over the same period in 2023.
●	Net loss was $392,850, or $(0.09) net loss per basic and fully diluted share, compared to net income of $209,331, or $0.05 per basic and fully diluted share, for the same period in 2023.

○	Q3 2024 included $381,042 in new share-based compensation expense.
○	Q3 2024 includes $702,500 in sales and marketing expense which is $206,211 higher than Q3 2023 due to our new focus on enhancing our sales and marketing approach.

●	Adjusted EBITDA was $479,537, compared to $708,749 for the same period in 2023.
●	Quarter ended with $1,339,500 in debt principal, down from $2,964,500 at December 31, 2023 after prepaying $800,000 of the debt principal in the quarter. Year-to-date, Intellinetics has made $1,625,000 in debt pre-payments.

	For the Quarter ended September 30,
	2024	2023

Revenues:
Sale of software	$13,334	$9,422
Software as a service	1,403,942	1,293,745
Software maintenance services	352,066	353,010
Professional services	2,600,230	2,333,090
Storage and retrieval services	220,053	259,162
Total revenues	$4,589,625	$4,248,429

James F. DeSocio, President & CEO of Intellinetics, stated, “We had tremendous positive feedback and customer support at the October Build SmarterTM homebuilding industry conference where we showcased our IPAS payables automation solution. At the conference, we had a new IPAS customer present their high ROI in going live with our solution, which, when properly implemented, can pay for itself in months. We are working to deliver that experience with each new customer. That’s why it sells, and that’s why we are so excited about offering this solution. I am convinced more than ever that the time is now to invest in sales and marketing to get the word out with the goal of growing our revenues more aggressively. Our marketing spend is expanding for trade shows and targeted campaigns for IPAS, as well as our K-12 prospects and other select solutions where we excel, such as micrographics.”

“IPAS continues to be the biggest opportunity for us to transform our business. IPAS solutions average a higher SAAS annual revenue per customer by a factor of 5 to 10 over our more traditional document management solutions. As a result, sales of the IPAS solutions to each new customer can lead to faster growth than in the past. At the same time, I want to stress that while we are investing to grow more aggressively than in the past, we are mindful of our base business and our cash flow. We are strengthening all aspects of our infrastructure, from more leveraging of our transition to NetSuite, which will be complete by the end of this year, to enhancing our SOC2 process and our employee training program. Further, we increased our software development staff this year, which has already driven more rapid deployment of new features to our products.”

Summary – 2024 Third Quarter Results

Revenues for the three months ended September 30, 2024 were $4,589,625, an increase of 8.0%, as compared with $4,248,429 for the same period in 2023. This organic increase was driven by an 8.5% increase in SaaS revenue, and an 11.5% increase in professional services fees, partially offset by lower sales of storage and retrieval and flat revenues, as expected, in software maintenance services. Recurring revenue grew 2.6% and represented 58.6% of total revenue.

Total operating expenses increased 37.3% to $3,104,065, compared to $2,260,036 in the third quarter 2023, driven by $381,042 in share-based compensation expense, planned investments in sales and marketing that resulted in an additional $206,211 expense over the same expense in the third quarter 2023, plus higher non-cash depreciation and amortization expenses, and higher general and administrative expenses to support the growing size of our business. Loss from operations was $298,211 compared to income from operations of $345,555 in the third quarter 2023.

Intellinetics reported net loss of $392,850 for the quarter compared to net income of $209,331 for the same period in 2023. Basic and diluted net loss per share for the quarter was $(0.09), compared to net income per share of $0.05 per basic and fully diluted share for the third quarter 2023. Adjusted EBITDA for the quarter was $479,537 compared to $708,749 in the third quarter 2023.

Summary – 2024 Year-to-Date Results

Revenues for the nine months ended September 30, 2024 were $13,738,302, an increase of 8.2% compared to $12,693,692 for the same period in 2023. Total operating expenses increased 28.2% to $8,869,062, compared to $6,915,921 the same period in 2023. In addition to structural investments for growth and scale, the primary driver of the expense increase was $914,960 related to share-based compensation, including our granting of stock options to employees and directors and our issuance of restricted stock awards to employees, a non-cash expense except for $69,525 relating to shares canceled for payment of payroll taxes as part of a cashless grant. Loss from operations was $160,585, compared to income from operations of $925,942 in the same period last year. Intellinetics reported a net loss of $492,514, or $(0.12) per basic and diluted share (inclusive of a charges related to share-based compensation), compared to net income of $457,628, or $0.11 per basic and $0.10 per diluted share, for the same period in 2023. Adjusted EBITDA was $1,851,116 compared to $1,990,274 in the same period 2023.

2024 Outlook

Based on management’s current plans and assumptions, Intellinetics reiterated expectations that it will grow revenues on a year-over-year basis for the fiscal year 2024, and reiterated its guidance provided last quarter that it expects its investments in sales and marketing will cause Adjusted EBITDA to decline compared to 2023 levels.”

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through December 13, 2024 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13750112.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. Intellinetics’ flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, increased sales and marketing efforts, future revenues, including t the “2024 Outlook” for revenues and Adjusted EBITDA; organic revenue growth from both new and existing customers; market share, growth of our markets, and better results due to price increases; sustainable profitability; the success, revenues and customer ROI of new products and solutions, including IPAS; continued growth of SaaS revenue; expansion of relationships with key customers; the timing and ongoing negotiations relating to potential revenue reductions with our largest professional services customer; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties related to a potential revenue reduction from our largest professional services customer; the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended September 30,
	2024	2023
Net (loss) income - GAAP	$(392,850)	$209,331
Interest expense, net	94,639	136,224
Depreciation and amortization	287,723	247,738
Stock-based compensation	490,025	115,456
Adjusted EBITDA	$479,537	$708,749

	For the Nine Months Ended September 30,
	2024	2023
Net (loss) income - GAAP	$(492,514)	$457,628
Interest expense, net	331,929	468,314
Depreciation and amortization	826,371	715,259
Stock-based compensation	1,185,330	349,073
Adjusted EBITDA	$1,851,116	$1,990,274

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the Three Months Ended September 30,
	2024	2023
Revenues as reported:
Sale of software	$13,334	$9,422
Software as a service	1,403,942	1,293,745
Software maintenance services	352,066	353,010
Professional services	2,600,230	2,333,090
Storage and retrieval	220,053	259,162
	$4,589,625	$4,248,429
Revenues - recurring only:
Sale of software - recurring	$-	$-
Software as a service - recurring	1,347,638	1,222,903
Software maintenance services - recurring	352,066	353,010
Professional services - recurring	726,142	732,576
Storage and retrieval - recurring	175,925	227,050
	$2,601,771	$2,535,539
Revenues - non-recurring only:
Sale of software - non-recurring	$13,334	$9,422
Software as a service - non-recurring	56,304	70,842
Software maintenance services - non-recurring	-	-
Professional services - non-recurring	1,874,088	1,600,514
Storage and retrieval - non-recurring	44,128	32,112
	$1,987,854	$1,712,890

Total recurring and non-recurring revenues	$4,589,625	$4,248,429

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
Sale of software	$13,334	$9,422	$34,046	$88,361
Software as a service	1,403,942	1,293,745	4,209,686	3,810,095
Software maintenance services	352,066	353,010	1,064,015	1,051,691
Professional services	2,600,230	2,333,090	7,742,266	6,930,695
Storage and retrieval services	220,053	259,162	688,289	812,850
Total revenues	4,589,625	4,248,429	13,738,302	12,693,692

Cost of revenues:
Sale of software	1,137	5,889	7,327	21,414
Software as a service	228,923	200,104	662,501	679,126
Software maintenance services	13,743	13,165	42,817	44,998
Professional services	1,431,241	1,338,526	4,059,845	3,832,983
Storage and retrieval services	108,727	85,154	257,335	273,308
Total cost of revenues	1,783,771	1,642,838	5,029,825	4,851,829

Gross profit	2,805,854	2,605,591	8,708,477	7,841,863

Operating expenses:
General and administrative	2,113,842	1,516,009	6,268,131	4,632,559
Sales and marketing	702,500	496,289	1,774,560	1,568,103
Depreciation and amortization	287,723	247,738	826,371	715,259

Total operating expenses	3,104,065	2,260,036	8,869,062	6,915,921

(Loss) income from operations	(298,211)	345,555	(160,585)	925,942

Interest expense, net	(94,639)	(136,224)	(331,929)	(468,314)

Net (loss) income	$(392,850)	$209,331	$(492,514)	$457,628

Basic net (loss) income per share:	$(0.09)	$0.05	$(0.12)	$0.11
Diluted (loss) net income per share:	$(0.09)	$0.05	$(0.12)	$0.10

Weighted average number of common shares outstanding - basic	4,230,806	4,073,757	4,191,459	4,073,757
Weighted average number of common shares outstanding - diluted	4,230,806	4,387,515	4,191,459	4,389,145

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30,	December 31,
	2024	2023
ASSETS

Current assets:
Cash	$2,501,729	$1,215,248
Accounts receivable, net	1,259,491	1,850,375
Accounts receivable, unbilled	1,149,237	1,320,837
Parts and supplies, net	89,029	110,272
Contract assets	135,053	140,165
Prepaid expenses and other current assets	380,086	367,478
Total current assets	5,514,625	5,004,375

Property and equipment, net	1,122,488	924,257
Right of use assets, operating	2,126,213	2,532,928
Right of use assets, finance	255,926	219,777
Intangible assets, net	3,526,606	3,909,338
Goodwill	5,789,821	5,789,821
Other assets	698,706	645,764
Total assets	$19,034,385	$19,026,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$432,300	$194,454
Accrued compensation	760,075	337,884
Accrued expenses	132,751	164,103
Lease liabilities, operating - current	829,265	712,607
Lease liabilities, finance - current	67,610	49,926
Deferred revenues	3,468,109	2,927,808
Total current liabilities	5,690,110	4,386,782

Long-term liabilities:
Notes payable	775,587	2,209,242
Notes payable - related party	511,348	560,602
Lease liabilities, operating - net of current portion	1,411,832	1,942,970
Lease liabilities, finance - net of current portion	201,971	175,943
Total long-term liabilities	2,900,738	4,888,757
Total liabilities	8,590,848	9,275,539

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,230,806 and 4,113,621 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4,231	4,114
Additional paid-in capital	32,026,843	30,841,630
Accumulated deficit	(21,587,537)	(21,095,023)
Total stockholders’ equity	10,443,537	9,750,721
Total liabilities and stockholders’ equity	$19,034,385	$19,026,260

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(492,514)	$457,628
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	826,371	715,259
Bad debt (recovery) expense	(3,780)	59,485
Loss on disposal of fixed assets	547	-
Amortization of deferred financing costs	142,091	138,234
Amortization of debt discount	-	22,044
Amortization of right of use assets, financing	53,140	28,181
Share based compensation	1,185,330	349,073
Changes in operating assets and liabilities:
Accounts receivable	594,664	(262,627)
Accounts receivable, unbilled	171,600	(681,390)
Parts and supplies	21,243	(21,949)
Prepaid expenses and other current assets	(7,496)	(71,609)
Accounts payable and accrued expenses	628,685	13,251
Operating lease assets and liabilities, net	(7,765)	4,673
Deferred revenues	540,301	378,061
Total adjustments	4,144,931	670,686
Net cash provided by operating activities	3,652,417	1,128,314

Cash flows from investing activities:
Capitalization of internal use software	(302,396)	(348,051)
Purchases of property and equipment	(392,963)	(84,002)
Net cash used in investing activities	(695,359)	(432,053)

Cash flows from financing activities:
Payment of earnout liabilities	-	(700,000)
Principal payments on financing lease liability	(45,577)	(23,167)
Repayment of notes payable	(1,307,169)	(980,450)
Repayment of notes payable - related parties	(317,831)	-
Net cash used in financing activities	(1,670,577)	(1,703,617)

Net increase (decrease) in cash	1,286,481	(1,007,356)
Cash - beginning of period	1,215,248	2,696,481
Cash - end of period	$2,501,729	$1,689,125

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$218,461	$329,855
Cash paid during the period for income taxes	19,077	8,344

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for finance lease liability	$89,289	$107,610